Exhibit 10.13

SECURITY RESEARCH ASSOCIATES, INC.

November 11, 2015

Alex Aliksanyan

CEO

RealBiz Media Group, Inc.

201 W. Passaic Street, Suite 301

Rochelle Park, NJ 07662

Dear Mr. Aliksanyan:

Security Research Associates, Inc. (“SRA”) is pleased to confirm the arrangements under which SRA is engaged, during the Engagement Period, by RealBiz Media Group, Inc. (the “Company”) as the non-exclusive placement agent on a “best-efforts” basis in connection with a proposed private placement of securities to be issued by the Company in accordance with the proposed terms set forth in Annex A (the “Financing”). During the Engagement Period, the Company may retain additional placement agents to perform the same or similar services to be performed by SRA pursuant to this Agreement. The “Engagement Period” shall mean the period commencing on the date of this Agreement and ending on the earlier to occur of March 31st, 2016 or the termination of this Agreement.

During the Engagement Period, SRA will provide the Company with assistance in connection with the Financing, which may include performing valuation analyses, assisting the Company in the preparation of offering documents and investor pitch books, negotiating the financial aspects of the transaction. During the term of this Agreement, SRA will also identify and contact potential investors and review the private placement memorandum and other documents related to the Financing, which are prepared by the Company.

The Company agrees to pay to SRA a transaction fee (the “Transaction Fee”) consisting of (i) 10% (ten percent) of the gross proceeds from the Financing received by the Company from investors introduced by SRA, (the “SRA Investors”) and (ii) 5 year cashless warrants to acquire a number of shares of the Company’s Common Shares equal to 8% (eight percent) of the SRA Investor aggregate gross proceeds from the Financing received by the Company divided by the effective price per share of the Company's common shares (on an as-if converted basis in the event of a convertible security) paid by the SRA Investors in the Financing received by the Company at closing (the “SRA Warrants”). The cash portion of the SRA Transaction Fee is to be wired to SRA periodically upon the receipt of funds.

After thirty (30) days from the date of this Agreement, the Company and SRA shall each have the right to terminate SRA’s engagement at any time upon thirty (30) days written notice, but any such termination shall not effect SRA’s rights to be reimbursed for out-of-pocket expenses as provided in this agreement, to receive fees which are payable upon or after such termination as provided in this Agreement or to receive indemnification as provided in this Agreement.

If no Financing is placed within the Engagement Period, the Transaction Fee will be still be deemed earned with respect to, and will be payable upon the closing of any transaction consummated pursuant to a financing or any part of a financing entered into not more than 12 months after the expiration of the Engagement Period if such transaction is similar to any part of the Financing and is funded by (a) any party with whom SRA had discussions during the Engagement Period regarding the Financing, or (b) any party who was identified by SRA to the Company during the Engagement Period as a possible source for the Financing. Within ten days after a written request from the Company, SRA will provide the Company with a list of all such parties with whom SRA had discussions or who were so identified by SRA.

SECURITY RESEARCH ASSOCIATES, INC.

100 Pine Street, Suite 605, San Francisco, CA 94111/ Phone: 415-590-4333 / Fax: 866-592-8132 / www.sracap.com

CONFIDENTIAL

SECURITY RESEARCH ASSOCIATES, INC.

If the Company, in lieu of or in addition to a Financing, enters into a transaction with an investor SRA introduced to the Company (an “SRA Investor”) or in which SRA managed negotiations during the Engagement Period or within 12 months of the end of the Engagement Period, pursuant to which the Company sells or licenses any or all of the Company’s capital stock, divisions, business segments or material assets, (“Asset Sale”) the Company will, pay to SRA an Asset Sale transaction fee (the “Asset Sale Transaction Fee”) equal to three percent (3.0%) of the value attributable to the deal as reasonably determined using traditional methods of valuation (the “Acquisition Price”). The Asset Sale Transaction Fee shall be wired to SRA upon consummation of the Asset Sale Transaction.

If the Company, due to a change of control (merger or buy out), elects not to consummate any transaction with investors during the Engagement Period, the Company shall pay a $15,000 breakup fee to SRA upon consummation of the change of control transaction.

The SRA Warrants issued by the Company pursuant to this Agreement will all have a Cashless exercise price which will be the same as the price of the common stock shares issued to the Investors in the Financing or, if the Investors receive a convertible security, the lowest common stock conversion price of such security. If Investors do not receive warrants or a convertible security, the exercise price of the SRA Warrants shall be the fair market value of one share of the Company’s common stock on the day the transaction causing the SRA Warrants to be issued is consummated. SRA Warrants issued pursuant to this Agreement shall have piggyback registration rights, will include customary adjustments in the event of stock dividends and/or stock splits, reclassifications, reorganizations and/or business combinations involving the Company and, in the event Investors receive warrants, will contain such additional rights as are contained in the warrants issued to the Investors. SRA will allocate the SRA Warrants to specific individuals within SRA and the Company agrees to issue those warrants at each closing. Upon closing SRA will provide to the Company a list of the SRA Warrant recipients so that the those warrants can be issued in the names of specific individuals.

The Company agrees to provide all information and documents reasonably required to permit the Investors to make an informed investment decision with respect to an investment in the Company. Such information and documents shall be provided at the cost of the Company.

The Company also agrees to reimburse SRA periodically, upon request, or upon termination of SRA’s services pursuant to this Agreement, for SRA’s expenses incurred in connection with SRA’s financial advisory services and the Financing, including fees and expenses of legal counsel, travel expenses and printing. All such accountable fees and expenses shall not exceed a combined aggregate amount of $15,000 and preapproved by the company will be paid at the closing of the Financing.

Please note that any written or oral opinion or advice provided by SRA in connection with its engagement is exclusively for the information of the Board of Directors and senior management of the Company, and may not be disclosed to any third party (other than the Company’s legal, accounting or other advisors, who shall have been instructed with respect to the confidentiality of such advice) or circulated or referred to publicly without our prior written consent, except as to the extent required by law, judicial or administrative process or regulatory demand.

SRA is an independent contractor and placement agent of the Company. SRA will not have any right or authority to bind the Company or otherwise create any obligations of any kind on behalf of the Company and will make no representation to any third party to the contrary.

SECURITY RESEARCH ASSOCIATES, INC.

100 Pine Street, Suite 605, San Francisco, CA 94111/ Phone: 415-590-4333 / Fax: 866-592-8132 / www.sracap.com

CONFIDENTIAL

SECURITY RESEARCH ASSOCIATES, INC.

The Company and SRA each agree to keep confidential and not disclose to any third party any confidential information of the other party, and to use such confidential information only in connection with the engagement hereunder; provided, however, the foregoing will not prohibit disclosures (i) to the parties’ employees, agents, representatives, and others to the extent necessary to enable the Company or SRA to perform its responsibilities under this Agreement, (ii) to the extent required by law, judicial or administrative process or regulatory demand, or (iii) with respect to matters which become public other than by the actions of the disclosing party hereunder. The confidentiality provisions of this Agreement shall survive the termination of this Agreement for a period of five years.

The Company and SRA agree to conduct the Financing in a manner intended to qualify for the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act. The Company agrees to make all regulatory filings on a timely basis including Form D filings with the SEC (if necessary). The Company and SRA agree to limit offers to sell, and solicitations of offers to buy, securities of the Company in connection with the Financing to persons reasonably believed by it to be “qualified institutional buyers” as such term is defined in Rule 144A under the Act and “accredited investors” as such term is defined in Rule 501(a) of Regulation D promulgated under the Act. SRA represents and warrants that it is a registered broker/dealer and understands that the availability of a securities law exemption for the Financing may depend on such status. Accordingly, SRA indemnifies and holds harmless the Company and its affiliates, representatives and agents against any and all losses, claims, damages or liabilities to which the Company may become subject arising out of or in connection with SRA’s failure to be so registered.

The Company and SRA agree that any offers made in connection with the Financing will be made only to prospective purchasers on an individual basis and that no form of general solicitation or general advertising (within the meaning of Rule 502 under the Act) will be used in connection with the Financing. The Company and SRA agree to conduct the Financing in a manner intended to comply with the registration or qualification requirements, or available exemptions there from, under applicable state “blue sky” laws and applicable securities laws of other jurisdictions.

The Company may decline to consummate the Financing with any prospective purchaser in the Company’s sole discretion.

The Company agrees to:

(a)

Indemnify and hold SRA harmless against any and all losses, claims, damages or liabilities to which SRA may become subject arising out of or in connection with any of the services rendered by SRA pursuant to this Agreement, unless such losses, claims, damages or liabilities are finally judicially determined to have resulted directly from the gross negligence or willful misconduct of SRA; and

(b)

Reimburse SRA periodically for reasonable legal fees or other reasonable expenses incurred by SRA in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by SRA pursuant to this Agreement (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); it being understood however that the Company shall have no obligation to reimburse SRA for any such expenses and SRA shall immediately repay any such reimbursements by the Company in the event any losses, claims, damages or liabilities are finally judicially determined to have resulted directly from the gross negligence and willful misconduct of SRA.

SECURITY RESEARCH ASSOCIATES, INC.

100 Pine Street, Suite 605, San Francisco, CA 94111/ Phone: 415-590-4333 / Fax: 866-592-8132 / www.sracap.com

CONFIDENTIAL

SECURITY RESEARCH ASSOCIATES, INC.

The Company agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not SRA is a formal party to any lawsuits, arbitrations, claims or other proceedings and that such commitments shall extend upon the terms set forth in this paragraph to any controlling person, affiliate, director, officer, employee or agent of SRA (each, with SRA, an “Indemnified Person”). In the event an Indemnified Person is made a formal party to a lawsuit, claim or other proceeding arising out of or in connection with any of the services rendered by SRA pursuant to this Agreement, and the Company takes over the defense of such action for an Indemnified Person, the Company further agrees that it will not, without such Indemnified Person’s prior written consent, which consent shall not be unreasonably withheld, enter into any settlement of a lawsuit, claim or other proceeding arising out of or in connection with the Financing unless such settlement includes an express and unconditional release from the party bringing the lawsuit, claim or other proceeding of all Indemnified Persons. With respect to the immediately preceding sentence, in the event an Indemnified Person reasonably withholds their consent to a settlement, the Indemnified Person shall be responsible for all subsequent costs and expenses arising out of the defense of the Indemnified Person.

The Company further agrees that the Indemnified Persons are entitled to retain separate counsel of their selection in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement, provided that, in connection with any one action or proceeding, the Company shall not be responsible for the fees and expenses of more than one separate law firm or individual attorney in any one jurisdiction for all Indemnified Persons.

This Agreement and any claim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed in accordance with the laws of California applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws, principles or rules. The Company and SRA agree that any claim or dispute arising out of this Agreement shall be resolved in an arbitration conducted in San Francisco, California pursuant to the rules of the Financial Industry Regulatory Authority.

This Agreement, together with Annex A hereto, contains the entire agreement between SRA and the Company with respect to the subject matter of this Agreement, and supersedes any prior understanding or agreement. The Company and SRA each acknowledge that no representations, inducements, promises or agreements (oral or written), have been made by the Company or SRA, or anyone acting on behalf of the Company or SRA, which are not contained in this Agreement, and any prior agreements, promises, negotiations, or representations with respect to the subject matter of this Agreement (whether written or oral), not expressly set forth in this Agreement, are of no force or effect. This Agreement may be amended or modified only by writing signed by the parties hereto.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page hereof by facsimile, portable document format (PDF) or other electronic imagining means shall be effective as delivery of a manually executed counterpart hereof.

SECURITY RESEARCH ASSOCIATES, INC.

100 Pine Street, Suite 605, San Francisco, CA 94111/ Phone: 415-590-4333 / Fax: 866-592-8132 / www.sracap.com

CONFIDENTIAL

SECURITY RESEARCH ASSOCIATES, INC.

None of the terms or conditions of this Agreement may be waived except in writing by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by SRA and the Company.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any arbitration panel or court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

Please confirm that the foregoing is in accordance with the Company’s understanding by signing and returning to us the enclosed copy of this Agreement, which shall become a binding agreement upon SRA’s receipt. SRA is delighted to accept this engagement and looks forward to working with the Company on this assignment.

Very truly yours,

Timothy Collins, CEO and President

Security Research Associates, Inc.	RealBiz Media Group, Inc.
3 Embarcadero Center, Suite 1340	201 W. Passaic Street, Suite 301
San Francisco, CA 94111	Rochelle Park, NJ 07662
By: /s/Timothy Collins	By: /s/Alex Aliksanyan
Timothy Collins	Alex Aliksanyan
President & CEO	CEO
Date: November 11, 2015	Date: November 11, 2015

SECURITY RESEARCH ASSOCIATES, INC.

100 Pine Street, Suite 605, San Francisco, CA 94111/ Phone: 415-590-4333 / Fax: 866-592-8132 / www.sracap.com

CONFIDENTIAL

SECURITY RESEARCH ASSOCIATES, INC.

Annex A

CONFIDENTIAL

Term Sheet for Private Placement of Real Biz Media Group, Inc. Securities

Investors:	“qualified institutional buyers” (as defined in Rule 144A under the Act) and “accredited investors” (as defined in Rule 501(a) of Regulation D under the Act) acceptable to the Company.

Amount:

The transaction is anticipated to be for up to $1,000,000, offering of company stock. SRA’s Transaction Fee would be paid on the total investment made by Investors as previously discussed on Page 1 paragraph 3 of the Engagement Agreement.

Price/Structure:	Company anticipates to structure the transaction as a Private Placement with a final structure to be negotiated between Investors and Company (the “Securities”).

Closing Date:	Mutual agreement between the Company and the prospective Investors but targeted to be no later than the term of this agreement.

SECURITY RESEARCH ASSOCIATES, INC.

100 Pine Street, Suite 605, San Francisco, CA 94111/ Phone: 415-590-4333 / Fax: 866-592-8132 / www.sracap.com

CONFIDENTIAL